UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 28, 2008

OKLAHOMA GAS AND ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 28, 2008, OGE Energy Corp., the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release describing OGE Energy Corp.’s consolidated financial results for the quarter and year ended December 31, 2007, which is furnished as Exhibit 99.01 and incorporated herein by reference. As described in the press release, the Company, a regulated electric utility, reported net income of approximately $161.7 million for the year ended December 31, 2007, compared to net income of approximately $149.3 million for the year ended December 31, 2006. As described in the press release, the Company reported net income of approximately $15.7 million for the fourth quarter of 2007, compared to a net loss of approximately $1.0 million for the fourth quarter of 2006. For further information, see the press release attached as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Press release dated February 28, 2008, announcing OGE
Energy Corp. announces 2007 results, 2008 guidance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

February 28, 2008

Exhibit 99.01

OGE Energy Corp. announces 2007 results, 2008 guidance

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE), the parent company of Oklahoma Gas and Electric Company (OG&E) and Enogex Inc., reported income from continuing operations of $2.64 per diluted share in 2007, compared with $2.45 per diluted share in 2006.

Net income for 2007 also was $2.64 per diluted share, while net income for 2006, including discontinued operations, was $2.84 per diluted share.

In 2007, OG&E reported net income of $162 million and contributed $1.75 per diluted share, compared with $149 million, or $1.62 per diluted share in 2006. Enogex reported income from continuing operations of $86 million, or $0.93 per diluted share in 2007, compared with $78 million, or $0.84 per diluted share for 2006.

“We are pleased to again report solid earnings,” said Pete Delaney, OGE Energy chairman, president and CEO. “We continue to increase our level of investment in both businesses as we meet the energy infrastructure needs of Oklahoma, positioning OGE Energy for higher growth. At the same time, we remain focused on our operations to deliver returns to our shareholders and excellent service to our customers.”

For the three months ended Dec. 31, 2007, OGE Energy reported earnings of $0.40 per diluted share, compared with $0.24 per diluted share in the fourth quarter of 2006. Expenses associated with the December 2007 ice storm in the OG&E service area are not included in fourth-quarter results, having been deferred pending future regulatory recovery.

Discussion of 2007 results

OGE Energy reported consolidated operating revenues of $3.8 billion in 2007, compared with $4.0 billion in 2006. Gross margin on revenues was $1.2 billion in 2007, compared with $1.1 billion in 2006. Operating income was $455 million in 2007, compared with $433 million in 2006. Net income was $244 million in 2007, compared with $262 million in 2006.

OG&E reported operating revenues of $1.8 billion in 2007, compared with $1.7 billion in 2006. Gross margin on revenues at OG&E was $810 million, compared with $796 million in 2006. OG&E’s higher earnings, $1.75 in diluted earnings per share in 2007 compared with $1.62 per diluted share in 2006, primarily reflects higher electric rates from the Centennial Wind Farm rider, security rider, Arkansas rate case and customer growth, partially offset by cooler summer weather in OG&E’s service area. Also contributing to higher earnings for OG&E in 2007 were lower interest expenses, primarily a result of a settlement of an Internal Revenue Service audit.

Enogex reported operating revenues of $2.1 billion in 2007, compared with $2.4 billion in 2006. Gross margin on revenues at Enogex was $353 million in 2007, compared to $307 million in 2006. Higher income from continuing operations at Enogex, $0.93 per diluted share in 2007 compared to $0.84 per diluted share in 2006, were primarily due to increased gross margins in all of Enogex’s business segments, which continued to benefit from higher volumes and a favorable commodity price environment, partly offset by higher operating expenses associated with system growth.

The holding company posted a loss of $0.04 per share to OGE Energy’s consolidated results in 2007, compared with a loss of $0.01 per share in 2006. The 2006 result benefited from a tax adjustment.

2008 Outlook

OGE Energy’s earnings guidance for 2008 is between $223 million and $242 million of net income or $2.40 to $2.60 per diluted share. The guidance assumes, among other factors, approximately 93.1 million average diluted shares outstanding, normal weather, sales growth at OG&E of approximately 2 percent, and a 7 to 10 percent increase in gross margins at Enogex, or $23 million to $37 million. The components of 2008 guidance include:

o	OG&E: $1.56 - $1.66 per diluted share on net income of $145 - $155 million.
o	Enogex: $0.89 - $0.98 per diluted share on net income of $83 - $91 million.
o	Holding Co.: loss of $0.04 - $0.05 per diluted share on a net loss of $4 - $5 million.

More detailed information on the Company’s 2008 outlook is provided in its Annual Report on Form 10-K for the year ended December 31, 2007, which is being filed today with the Securities and Exchange Commission.

Conference Call Webcast

OGE Energy will host a conference call for discussion of the results and the outlook for 2008 on Thursday, Feb. 28, at 8 a.m. CST. The conference, hosted by James R. Hatfield, senior vice president and CFO, will be available through www.oge.com.

OGE Energy is the parent company of Oklahoma Gas and Electric Company (OG&E), which serves approximately 762,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma.

Some of the matters discussed on this news release may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “objective”, “plan”, “possible”, “potential”, “project” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit, actions of rating agencies and their impact on capital expenditures; the Company’s ability and the ability of its subsidiaries to obtain financing on favorable terms; prices of electricity, coal, natural gas and natural gas liquids, each on a stand-alone basis and in relation to each other; business conditions in the energy and natural gas midstream industries; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; availability and prices of raw materials for current and future construction projects; federal or state legislation and regulatory decisions (including the approval of future regulatory filings related to the proposed acquisition of the Redbud power plant) and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters the Company’s markets; environmental laws and regulations that may impact the Company’s operations; changes in accounting standards, rules or guidelines; the discontinuance of regulated accounting principles under SFAS No. 71; creditworthiness of suppliers, customers and other contractual parties; the higher degree of risk associated with the Company’s nonregulated business compared with the Company’s regulated utility business; the impact of the proposed initial public offering of limited partner interests of OGE Enogex Partners L.P.; and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission including Risk Factors and Exhibit 99.01 to the Company’s Form 10-K for the year ended December 31, 2007.

*Note: Consolidated Statements of Income, Financial and Statistical Data attached.